UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2010
FUELCELL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14204	06-0853042

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 825-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
FuelCell Energy, Inc. (the “Company”) is filing this Form 8-K/A to amend the Company’s Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on December 11, 2009 (the “Original Filing”), furnishing a copy of the Company’s fiscal fourth quarter earnings release, dated December 9, 2009.
Subsequent to the Original Filing, the Company determined, as a result of meetings of the FuelCell Energy, Inc. Compensation Committee of the Board of Directors on December 15, 2009 which culminated in a decision by the Committee on January 7, 2010, that the fiscal 2009 year end employee bonus accrual should be adjusted downward by $0.6 million. This adjustment was based on a review of Company results and the Committee’s discretion in evaluating performance against the range of pre-established milestones. As this adjustment relates to fiscal 2009 performance, the Company is revising its previously released financial statements in anticipation of the filing of its Annual Report on Form 10-K for the fiscal year ended October 31, 2009. The Form 10-K will be filed with the Securities and Exchange Commission on January 14, 2010.
This Form 8-K/A amendment filing provides updated financial statements as Exhibit 99.1. The amended financial tables for fiscal 2009 replace the financial tables in the Original Filing and the press release in their entirety. The 2008 financial tables have not been amended.
The bonus accrual reduction results in a decrease to cost of sales and the related product cost-to-revenue ratio, cost of research and development contracts, administrative and selling expenses, and research and development expenses, net loss to common shareholders and loss per basic and diluted shares. The changes to the press release Financial Results disclosures are as follows:

The Company’s product cost-to-revenue ratio for the fiscal fourth quarter of 2009 becomes 1.39-to-1 from 1.40-to-1 reported in the Original Filing. Net loss to common shareholders for the fourth quarter of 2009 was $15.6 million or $0.20 per basic and diluted share (compared to a net loss to common shareholders of $16.2 million or $0.21 per basic and diluted share in the Original Filing).

For fiscal 2009, the product cost-to-revenue ratio was unchanged from the Original Filing. Net loss to common shareholders was $71.9 million or $0.99 per basic and diluted share (compared to a net loss to common shareholders of $72.5 million or $1.00 per basic and diluted share in the Original Filing).

Items included in the Original Filing that are not included herein are not amended and remain in effect as of the date of the Original Filing. Exhibits listed in Item 9.01 that are not indicated as being filed with this Amendment Filing have either been filed with the Original Filing, or incorporated by reference into the Original Filing.
This Amendment Filing does not reflect events occurring after the filing of the Original Filing, or modify or update the disclosure presented in the Original Filing, except to reflect the revisions as described above.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	FuelCell Energy, Inc., Financial Statements as of and for the three months and Fiscal Year Ended October 31, 2009 and 2008.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.
Date: January 13, 2010	By:	/s/ Joseph G. Mahler
Joseph G. Mahler
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	FuelCell Energy, Inc., Financial Statements as of and for the three months and Fiscal Year Ended October 31, 2009 and 2008.